Exhibit (5)

                          CERTIFICATION UNDER RULE 466

      The depositary, The Bank of New York, represents and certifies the following:

(1) That it previously has filed a registration statement on Form F-6 for Open Joint Stock Company "Vimpel-Communications", File No. 333-5708, which the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

(2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                                        THE BANK OF NEW YORK,
                                                             As Depositary

                                                        By: \s\ David S. Stueber
                                                            --------------------
                                                        Name:  David S. Stueber
                                                        Title: Managing Director